NU SKIN ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN

(Effective as of December 14, 2005)

NU SKIN ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN

PREAMBLE

By the execution of this document, Nu Skin Enterprises, Inc., (the "Company"), establishes the Nu Skin Enterprises, Inc. DeferredCompensation Plan (the “Plan”). The purpose of the Plan is to provide a select group of management, highly compensated employees, or Directors of the Company (and certain affiliates) with the opportunity to defer a portion of their compensation. The Plan is intended to constitute an unfunded “top hat” plan described in Section 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As a “top hat” plan, the Plan is not subject to ERISA’s eligibility, vesting, funding, or fiduciary responsibility requirements. The Plan has made a notice filing with the United States Department of Labor (the “DOL”) and is required to provide information to the DOL on request.

        In addition, we intend for the Plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the guidance issued thereunder and we intend to interpret and administer the Plan in a manner consistent with those requirements.

ARTICLE I
DEFINITIONS

        The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Article, unless a clearly different meaning is required by the context in which the word or phrase is used:

        1.1          "Account" means all of such accounts as are established under this Plan from time to time.

        1.2         “Affiliate” means (a) a corporation that is a member of the same control group of corporations (within the meaning of Section 414(b) of the Code) as is the Company, (b) any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Section 414(c) of the Code) with the Company, and (c) any other corporation, partnership, or other organization that is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company or which is otherwise required to be aggregated with the Company under Section 414(o) of the Code.

        1.3         “Base Salary” means a Participant’s annual base salary, excluding bonuses, commissions, incentive and all other remuneration for services rendered to the Company and prior to reduction for any salary deferrals, including but not limited to, deferrals under plans established pursuant to Section 125 of the Code or qualified pursuant to Section 401(k) of the Code.

        1.4         “Beneficiary” means the person or entity that a Participant, in his most recent written designation filed with the Plan Administrator has designated to receive his benefit under the Plan in the event of his death. Changes in designations of Beneficiaries may be made upon written notice to the Plan Administrator in any form as the Plan Administrator may prescribe.

        1.5          "Board of Directors" or "Board" means the Board of Directors of the Company.

        1.6         “Bonus” means the additional cash compensation paid to a Participant by the Company or an Affiliate pursuant to any incentive or bonus plan, program, or practice of the Company or an Affiliate.

        1.7         “Change of Control” means and includes each of the following:

                (a)         there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which the Company’s stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s stock immediately prior to the merger, either collectively or individually, own 50% or more of the total value or voting power of the surviving entity immediately after the merger;

                (b)         there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 50% of the assets or earning power of the Company;

                (c)         the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

                (d)         any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934), other than (A) an employee benefit plan of the Company or any Affiliate or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, or (B) any Affiliate of the Company as of the Effective Date becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Company’s outstanding Stock; or

                (e)         not constitute a majority of the Board at the end of such period, unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period.

                (f)         Notwithstanding the foregoing, the provisions of this Section 1.8 shall be construed in a manner that is consistent with the requirements in Section 409A of the Code and all regulations and other guidance issued thereunder.

        1.8         "Code" means the Internal Revenue Code of 1986, as amended.

        1.9         "Company" means NU SKIN ENTERPRISES, INC. and any successor corporations.

        1.10          "Company Contribution" means contributions by the Company pursuant to Section 3.2 of this Plan.

        1.11         “Company Contribution Account” means the bookkeeping account maintained by or for the Company for each Participant that is credited with an amount equal to the Company Contributions Amount, if any, and earnings and losses credited on such amounts pursuant to Section 4.2.

        1.12          “Compensation” means Base Salary or Director Fees payable in such Plan Year, and Bonuses earned in such Plan Year (whether payable during such Year or the following Year), that the Participant is entitled to receive for services rendered to the Company.

        1.13         “Compensation Committee” means the compensation committee appointed by the Board of Directors, which includes select members of the Board of Directors.

        1.14         “Deferral Account” means the bookkeeping account maintained by or for the Plan Administrator for each Participant, which account is credited with amounts equal to the portion of the Participant’s Compensation that he or she elects to defer, and the earnings and losses pursuant to Section 4.1.

        1.15         “Deferral Contributions” means contributions by a Participant pursuant to Section 3.1 of this Plan.

        1.16         “Director” means a non-employee director of the Company.

        1.17          “Director Fees” means all Board and committee meeting fees payable to a Director, and any annual retainer payable for a Plan Year beginning after the Effective Date, determined in each case before reduction for amounts deferred under the Plan. Director Fees do not include expense reimbursements, incentive stock awards or any form of noncash compensation or benefits.

        1.18         “Disability” means any illness or other physical or mental condition of a Participant that renders the Participant unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months and in which Participant is receiving income replacement benefits for a period of not less than 3 months under and accident and health plan covering employees. The Plan Administrator may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

        1.19         “Distributable Amount” means the vested balance in Participant’s Deferral Account and Company Contribution Account.

        1.20         “Effective Date” means the effective date of the Plan, which shall be December 14, 2005.

        1.21         “Employee” means (1) each person receiving remuneration, or who is entitled to remuneration, for services rendered to the Company or an Affiliate as a common-law employee, or (2) a Director of the Company or an Affiliate.

        1.22         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

        1.23         “Fund” means one or more of the investment funds selected by the Plan Administrator pursuant to Section 3.3.

        1.24         “Interest Rate” means, for each Fund, an amount equal to the net gain or loss on the assets of such Fund during each month, as determined by the Plan Administrator.

        1.25         “Participant” means an Employee who has been selected to participate under Section 2.1, who has elected to participate under Section 2.2, and whose participation has not been terminated. If indicated by the context, the term Participant also includes former Participants whose active participation in the Plan has terminated but who have not received all amounts to which they are entitled under the Plan.

         1.26          “Participation Agreement” means the agreement entered into by the Company and a Participant as set forth in Section 2.2.

        1.27         “Plan” means the Nu Skin Enterprises, Inc. Deferred Compensation Plan, as amended from time to time.

        1.28         “Plan Administrator” means the Compensation Committee or its designated agents (to the extent such authority has been designated by the Compensation Committee).

        1.29         “Plan Year” shall mean the calendar year.

        1.30         “Reasonable Time” shall mean any date within the same calendar year as the applicable distribution event (e.g., Termination of Employment) or, if later, by the 15th day of the third calendar month following the occurrence of such distribution event.

        1.31         “Scheduled Withdrawal” means the distribution date elected by the Participant for an in-service withdrawal from such Accounts deferred in a given Plan Year, and earnings and losses attributable thereto, as set forth on the election form for such Plan Year.

        1.32         “Trust Agreement” means any trust agreement established pursuant to Section 8.1 between the Company and the Trustee or any trust agreement hereafter established.

        1.33         “Trustee” means the Trustee under the Trust Agreement.

        1.34         “Trust Fund” means all assets of whatsoever kind or nature held from time to time by the Trustee pursuant to the Trust Agreement and forming a part of this Plan, without distinction as to income and principal and without regard to source, i.e., Participant contributions, earnings, or forfeitures.

ARTICLE II
ELIGIBILITY

        2.1         GENERAL. For purposes of Title I of ERISA, the Plan is intended to be an unfunded plan of deferred compensation covering a select group of management, highly compensated employees, and Directors. As a result, participation in the Plan shall be limited to Employees who are properly included in one or all of these categories. The Plan Administrator shall designate the individuals who are eligible to participate in the Plan. The Plan Administrator, in the exercise of its discretion, may exclude an Employee who otherwise meets the requirements of this Section 2.1 from participation in the Plan if it concludes that excluding the Employee is necessary to satisfy these requirements. The Plan Administrator also may exclude an Employee who otherwise meets the requirements of this Section 2.1 for any other reason, or for no reason, as the Plan Administrator deems appropriate.

        2.2         PARTICIPATION. Each Employee who is designated as eligible to participate in the Plan by the Plan Administrator may become a Participant by completing and signing an enrollment form provided by the Plan Administrator and delivering the form to the Plan Administrator. The Employee must designate on the form the amount of his Deferral Contributions and must authorize the Company or an Affiliate to reduce his Compensation in an amount equal to his Deferral Contributions.

        2.3         TIMING OF PARTICIPATION. After an Employee has been selected by the Plan Administrator to participate in the Plan for the first time, the Employee has 30 days to notify the Plan Administrator whether he will participate in the Plan. If the Employee timely notifies the Plan Administrator of his intent to participate in the Plan, the Employee’s participation will commence on the first payroll period following or coinciding with the first day of the calendar month after the Plan Administrator is so notified. If the Employee does not timely notify the Plan Administrator of his intent to participate in the Plan, the Employee’s participation may commence on the first payroll period following or coinciding with the first day of any later Plan Year by notifying the Plan Administrator prior to the first day of such Plan Year and provided further that the Plan Administrator determines that the Employee remains eligible to participate in the Plan under Section 2.1.

        2.4         DISCONTINUANCE OF PARTICIPATION. Once an Employee is designated as a Participant, he will continue as such for all future Plan Years unless the Plan Administrator specifically discontinues his participation. The Plan Administrator may discontinue an individual’s participation in the Plan at any time for any or no reason. If an individual’s participation is discontinued, the individual will no longer be eligible to make Deferral Contributions or receive Company Contributions. The Employee will not be entitled to receive a distribution, however, until the occurrence of one of the events listed in Article VI, or as permitted in Article VII.

ARTICLE III
DEFERRAL ELECTIONS

        3.1          ELECTIONS TO DEFER COMPENSATION.

                (a)         DEFERRAL OF BASE SALARY. For any Plan Year, a Participant may elect to defer a portion of the Base Salary otherwise payable to him. Any such deferrals shall be in whole percentages or a specific dollar amount of the Participant’s Base Salary, as specified in the Participant’s Participation Agreement.

                (b)         DEFERRAL OF BONUSES. A Participant may also elect to defer a portion of any Bonus which might be payable to him by the Company. Any such deferrals shall be in whole percentages or a specific dollar amount of the Participant’s Bonus, as specified in the Participant’s Participation Agreement.

                (c)         LIMITATIONS ON DEFERRALS. A Participant may elect to defer up to 80% of Participant’s Base Salary and 100% of Participant’s Bonus for each Plan Year, provided that the total amount deferred by a Participant shall be limited in any calendar year, if necessary, to satisfy any employment tax, income tax and employee benefit plan withholding requirements as determined in the sole and absolute discretion of the Plan Administrator. There is no minimum deferral amount. The Plan Administrator reserves the right to change such limits from time to time.

                (d)         DURATION OF COMPENSATION DEFERRAL ELECTION. An Employee’s initial election to defer Compensation must be made within the time frame established by the Plan Administrator, which shall be prior to the taxable year in which the election relates and is to be effective with respect to Compensation earned for services performed after such deferral election is processed. Such election shall specify the time and method of distribution of the annual deferral amount in accordance with Articles VI and VII. A Participant may increase, decrease or terminate a deferral election with respect to Compensation for any subsequent Plan Year by filing a new election within the time frame established by the Plan Administrator but in no event later than December 31 in the year prior to the beginning of the next Plan Year, which election shall be effective on the first day of the next following Plan Year. In the absence of a Participant making a new election, the last election on file will apply to deferrals for the new Plan year. In the case of an employee who first becomes eligible to participate in the Plan after January 1, 2006, such Employee shall have 30 days from the date he becomes eligible to make an election with respect to Compensation earned for services performed subsequent to the election. Such election shall be for the remainder of the Plan Year (and future Plan Years, unless subsequently changed prior to the commencement of a given Plan year) in the event the Plan Year has commenced. Such election shall specify the time and method of distribution of the annual deferral amount in accordance with Articles VI and VII.

                (e)         ELECTIONS OTHER THAN INITIAL ELECTION. Any Employee or Director who has terminated a prior Compensation deferral election may elect to again defer Compensation by completing and signing an enrollment form provided by the Plan Administrator and delivering the form to the Plan Administrator within the time frame established by the Plan Administrator but in no event later than December 31 of the year prior to the beginning of the Plan Year to which such deferral election relates. An election to defer Compensation must be filed in a timely manner in accordance with Section 3.1(d). Such election shall apply to Compensation for services performed in the Plan Year to which such deferral election relates. Such election shall specify the time and method of distribution of the annual deferral amount in accordance with Articles VI and VII.

        3.2         COMPANY CONTRIBUTION. On or before the end of each fiscal year of the Company, the Compensation Committee shall determine, in its sole discretion, an amount, if any, to be credited to each Participant’s Account. For purposes of this Section 3.2, there shall be included as a year in which the Participant works, any year in which the Participant is on leave of absence from the Company and is serving as a full-time missionary for any legally recognized ecclesiastical organization, and there shall be credited to the Participant’s Account for any such year an amount as determined by the Compensation Committee.

        3.3         INVESTMENT ELECTIONS.

                (a)         At the time of making the deferral elections described in Section 3.1, Participant shall designate, on a form provided by the Plan Administrator, the types of investment funds in which Participant’s Account will be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to that Account. In making the designation pursuant to this Section 3.3, Participant may specify that all or any percentage of his Account is to be deemed invested, in whole percentage increments, in one or more of the types of investment funds deemed to be provided under the Plan, as communicated from time to time by the Plan Administrator. A Participant may change the designation made under this Section 3.3 by filing an election, on a form provided by the Plan Administrator, on a daily basis (limited to 4 per month). If a Participant fails to elect a type of fund under this Section 3.3, he or she shall be deemed to have elected the money market type of investment fund.

                (b)         Although a Participant may designate the type of investments, the Plan Administrator shall not be bound by such designation. The Plan Administrator may select from time to time, in its sole and absolute discretion, commercially available investments of each of the types communicated by the Plan Administrator to the Participant pursuant to Section 3.3(a) above to be the Funds. The Interest Rate of each such commercially available investment fund shall be used to determine the amount of earnings or losses to be credited to Participant’s Account under Article IV.

ARTICLE IV
DEFERRAL ACCOUNTS

        4.1         DEFERRAL ACCOUNTS. The Plan Administrator shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant’s Deferral Account shall be further divided into separate subaccounts (“investment fund subaccounts”), each of which corresponds to an investment fund elected by the Participant pursuant to Section 3.3(a). A Participant’s Deferral Account shall be credited as follows:

                (a)         Within a reasonable time after amounts are withheld and deferred from a Participant’s Compensation, the Plan Administrator shall credit the investment fund subaccounts of the Participant’s Deferral Account with an amount equal to Compensation deferred by the Participant in accordance with the Participant’s election under Section 3.3(a); that is, the portion of the Participant’s deferred Compensation that the Participant has elected to be deemed to be invested in a certain type of investment fund shall be credited to the investment fund subaccount corresponding to that investment fund;

                (b)         Each business day, each investment fund subaccount of a Participant’s Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the Interest Rate for the corresponding fund selected by the Company pursuant to Section 3.3(b).

                (c)         In the event that a Participant elects for a given Plan Year’s deferral of Compensation to have a Scheduled Withdrawal, all amounts attributed to the deferral of Compensation for such Plan Year shall be accounted for in a manner which allows separate accounting for the deferral of Compensation and investment gains and losses associated with such Plan Year’s deferral of Compensation.

        4.2         COMPANY CONTRIBUTION ACCOUNT. The Plan Administrator shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant’s Company Contribution Account shall be further divided into separate investment fund subaccounts corresponding to the investment fund elected by the Participant pursuant to Section 3.3(a). A Participant’s Company Contribution Account shall be credited as follows:

                (a)         On the third business day after a Company Contribution, the Plan Administrator shall credit the investment fund subaccounts of the Participant’s Company Contribution Account with an amount equal to the Company Contribution, if any, applicable to that Participant, that is, the proportion of the Company Contribution, if any, which the Participant elected to be deemed to be invested in a certain type of investment fund shall be credited to the corresponding investment fund subaccount; and

                (b)         Each business day, each investment fund subaccount of a Participant’s Company Contribution Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such investment fund subaccount as of the prior day plus contributions credited that day to the investment fund subaccount by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.3(b).

        4.3         SCHEDULE A ACCOUNTS FOR PRE-EXISTING DEFERRED COMPENSATION OBLIGATIONS. Prior to the Effective Date of the Plan, the Company and/or certain of its Affiliates had entered into non-qualified deferred compensation arrangements with certain Participants employed by the Company and/or its Affiliates. The terms of such arrangements are set forth in individual “plans” or agreements signed by the Company and/or an Affiliate and the employee. The deferred compensation arrangements identified on Schedule A attached hereto (“Schedule A Arrangements”) are incorporated herein by reference. It is intended that the Schedule A Arrangements will comply with Code Section 409A . Effective January 1, 2005, the rights and obligations of the parties to those arrangements will be governed by the terms of this Plan, and will not be governed by the terms of the Schedule A Arrangements, except as otherwise provided hereafter. The Plan Administrator will establish and maintain under this Plan a “Schedule A Account” for each Participant who is party to a Schedule A Arrangement (“Schedule A Participant’) and will credit to such Schedule A Account for each Schedule A Participant the value as of January 1, 2006 of the respective Schedule A Participant’s Compensation Account(s) as established under the applicable Schedule A Arrangement. For greater clarity, generally the Compensation Accounts under the Schedule A Arrangements are divided into two sub-accounts (Employee Compensation Sub-Account and Company Compensation Sub-Account), and this distinction will be maintained under the Schedule A Accounts. The Company Compensation Sub-Account will continue to vest in accordance with the terms of the applicable Schedule A Arrangement. In addition, the Plan Administrator may further divide the sub-accounts under the Schedule A Accounts into separate investment fund sub-accounts corresponding to the investment fund elected by the Participant pursuant to Section 3.3(a). Schedule A Participants will elect, prior to December 31, 2006, the form of distribution for their Schedule A Accounts and such elections will comply with IRC Section 409A and applicable guidance thereunder. If a Schedule A Participant has not designated a form or payment for his or her Schedule A Account on or before December 31, 2006, the form of payment designated in the applicable Schedule A Arrangement will be the default form of payment for such Schedule A Account(s). After December 31, 2006, any change in the form of payment as to a Schedule A Account must be in accordance with the requirements of Section 6.5(f) of this Plan respecting election changes for forms of payment. The timing of distributions of Schedule A Accounts will be governed by the terms of this Plan.

        4.4         ACCOUNTING. At the end of each quarter, the Company shall notify each Participant as to the amount, if any, of Participant’s Deferral Account and Company Contribution Account. The accounting shall specify the vested portion of amounts held pursuant to the Plan.

        4.5         PRESERVATION OF ACCOUNTS. A Participant shall continue in this plan and have preservation of all Deferral Accounts and Company Contribution Accounts in the event of an approved Leave of Absence from the Company for a prolonged period of time for:

                (a)         Service as a full-time missionary for any legally recognized ecclesiastical organization, or

                (b)         United States Military duty.

ARTICLE V
VESTING

        5.1        VESTING IN DEFERRAL ACCOUNT. Subject to Section 6.1, Participant shall be 100% vested in his Deferral Account at all times.

        5.2        VESTING IN COMPANY CONTRIBUTION ACCOUNT. Subject to Section 6.1, each Participant shall be 100% vested in his Company Contribution Account upon the earlier of the following events:

                        (a)     Participant attains 60 years of age;

                        (b)     Participant has been employed by the Company for a period or twenty (20) years; or

                        (c)     Participant’s death or Disability as defined in the Plan.

        The Plan Administrator may, in its discretion, accelerate vesting of a Participant in his Company Contribution Account.

        5.3         COMPETING BUSINESS. Notwithstanding Sections 5.1 and 5.2 above, Participant shall forfeit all benefits accruing under this Plan if at any time during employment with the Company, Participant directly or indirectly enters into the employment of or owns any interest in any other company, business or corporation which competes directly or indirectly with the business of the Company, or Participant allows the association of his name with or renders any service or assistance or advice, whether or not for consideration, to any other corporation, company or business which company, business or corporation is in competition with the Company.

ARTICLE VI
DISTRIBUTION OF BENEFITS

        6.1         TERMINATION OF EMPLOYMENT. A Participant who terminates employment with the Company or an Affiliate for any reason other than death or Disability is entitled to distribution of amounts vested and credited to his Account at the time and in the manner provided in Section 6.5.

        6.2         DISABILITY RETIREMENT. A Participant who terminates employment with the Company or an Affiliate due to Disability and who has satisfied all of the covenants, conditions and promises contained in this Plan (to the extent applicable) is entitled to a distribution of amounts vested and credited to his Account as provided in Section 6.5. Subject to Section 6.5, the payments may commence as of his date of termination of employment due to Disability.

        6.3         DEATH.

                (a)         BENEFIT. If a Participant (which term for purposes of this Section includes a former Participant) dies before the day on which his benefit payments commence, the Participant’s Beneficiary is entitled, at the time and in the manner provided in Section 6.5, the following:

                        (1) the amount of Participant’s Deferral Account, including any earnings thereon; and

                        (2) for Participants that have been credited with Company Contributions pursuant to Section 3.2, the greater of (i) the vested portion of Participant’s Account, including any earnings thereon, as of the date of Participant’s death; or (ii) an amount equal to five times the average of Participant’s Base Salary for the three most recent years.

                (b)         DEATH AFTER COMMENCEMENT OF BENEFITS. If a former Participant dies after the day on which his benefit payments commence, but prior to the complete distribution of all amounts to which such Participant is entitled, the Participant’s Beneficiary is entitled to receive any remaining amounts to which Participant would have been entitled had the Participant survived at the time and in the manner provided in Section 6.5. The Plan Administrator may require and rely upon such proofs of death and the right of any Beneficiary to receive benefits under this Section 6.3 as the Plan Administrator may reasonably determine, and its determination of death and the right of such Beneficiary to receive payment is binding and conclusive upon all persons.

        6.4         CHANGE OF CONTROL. In the event of a Change of Control, the Plan Administrator may, in its discretion, accelerate vesting of a Participant in his Company Contribution Account.

        6.5         TIME AND METHOD OF DISTRIBUTION OF BENEFITS.

                (a)         TERMINATION. Payment to a Participant who is entitled to benefits under Section 6.1 will commence within a Reasonable Time following the Participant’s termination of employment.

                (b)         KEY EMPLOYEE. In the event that Participant is a “Key-Employee,” as defined under Section 416(i) of the Code without regard to paragraph (5), payment to Participant will begin no earlier than six months following Participant’s termination of employment.

                (c)         DISABILITY. Payment to a Participant who is entitled to benefits under Section 6.2 will commence within a Reasonable Time after the Participant’s termination of employment due to a Disability.

                (d)         DEATH AFTER COMMENCEMENT OF PAYMENTS. If a Participant dies after the day on which his benefit payments commence but before the complete distribution to such Participant of the benefits payable to him under the Plan, any remaining benefits will be distributed to the Participant’s Beneficiary in either a single lump sum or over the period of time selected by the Participant, provided that if the Participant’s Beneficiary is not a spouse, the distribution will be made in a lump sum. Payments to the Beneficiaries entitled to payments pursuant to Section 6.3 will commence within a Reasonable Time following the death of Participant.

                (e)         DEATH BEFORE COMMENCEMENT OF BENEFITS. If a Participant dies before the day on which his benefit payments commence, payments to the Participant’s Beneficiary will commence within a Reasonable Time following the Participant’s death.

                (f)         FORM OF PAYMENT. Any distribution paid from the Plan to a Participant or Beneficiary from a Participant’s Account will be paid in cash. Except as otherwise provided in Section 6.4, such distribution will be paid in either a lump sum payment or in monthly, quarterly, or annual installments over a period not to exceed 15 years; provided that if the value of the Participant’s Account at the time of distribution is less than $50,000, such distribution shall be paid in the form of a lump sum distribution. With respect to each annual deferral amount (including both Participant deferrals and Company contribution amounts for such Plan Year), a Participant must elect which form of payment to receive in his initial or annual deferral election form, which election may be changed by the Participant at any time so long as (i) the election does not take effect until at least 12 months after the date in which the election is made, (ii) the first payment for which the election is made will be deferred for a period of 5 years from the date such payment would otherwise have been made, and (iii) the change is received by the Plan Administrator at least 12 months prior to the Participant’s first scheduled payment date. In the absence of a Participant making a distribution election, the default form of payment shall be lump sum. Participant’s Account shall continue to be credited with earnings pursuant to Sections 4.1 and 4.2 of the Plan until all amounts credited to his Account under the Plan have been distributed.

        6.6         DESIGNATION OF BENEFICIARY. Each Participant has the right to designate, on forms supplied by and delivered to the Plan Administrator, a Beneficiary or Beneficiaries to receive his benefits in the event of his death. For each Participant who is married, his Beneficiary will be deemed to be his spouse, unless the Participant’s spouse consents to the Participant’s Beneficiary designation to the contrary. Such consent must be in writing, must acknowledge the effect of the Beneficiary designation and the spouse’s consent thereto. Subject to the foregoing, each Participant may change his Beneficiary designation from time to time in the manner described above and the change will be effective upon receipt by the Plan Administrator, whether or not the Participant is living at the time the notice is received. There is no liability on the part of the Plan Administrator with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid Beneficiary designation of the Participant in the Plan Administrator’s possession before receipt of a more recent and valid Beneficiary designation. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary will be Participant’s spouse; or if no spouse is then living, such Participant’s issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue, including any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant’s benefits, then the Beneficiary shall be the estate of the Participant.

        6.7                 PAYMENTS TO DISABLED. If a person entitled to any payment is under a legal disability, or in the sole judgment of the Plan Administrator is otherwise unable to apply such payment to his own interest and advantage, the Plan Administrator in the exercise of its discretion may make any such payment in any one or more of the following ways: (a) directly to such person, (b) to his legal guardian or conservator, or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit. The decision of the Plan Administrator will in each case be final and binding upon all persons in interest.

        6.8         UNDERPAYMENT OR OVERPAYMENT OF BENEFITS. In the event that, through misstatement or computation error, benefits are underpaid or overpaid, there is no liability for any more than the correct benefit sums under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayments may be added to future payments under the Plan. In lieu of receiving reduced benefits under the Plan, a Participant or beneficiary may elect to make a lump sum repayment of any overpayment.

        6.9          INABILITY TO LOCATE PARTICIPANT. In the event that the Plan Administrator is unable to locate a Participant or Beneficiary within two years following the required payment date, the amount allocated to the Participant’s Account shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings.

ARTICLE VII
WITHDRAWALS

        7.1          SCHEDULED WITHDRAWALS.

                (a)         In the case of a Participant who has elected a Scheduled Withdrawal for a distribution while still in the employ of the Company, such Participant shall receive his Distributable Amount, but only with respect to those vested deferrals and earnings thereon that have been elected by Participant to be subject to the Scheduled Withdrawal in accordance with this Section 7.1(a) of the Plan. A Participant’s Scheduled Withdrawal can be no earlier than two years from the last day of the Plan Year for which Participant’s deferrals are made. Any distribution made pursuant to a Scheduled Withdrawal shall be made in either a lump-sum payment or annual installment payments up to 5 years. These payments will be made in February of the year(s) selected.

                (b)         A Participant may extend the Scheduled Withdrawal for any Plan Year, provided such extension occurs at least one year before the Scheduled Withdrawal and is for a period of not less than five years from the Scheduled Withdrawal. In the event a Participant terminates employment with the Company prior to a Scheduled Withdrawal, other than by reason of death, then the portion of Participant’s Account associated with a Scheduled Withdrawal that has not occurred prior to such termination, shall be distributed, along with any remaining portion of the annual deferral amount not subject to the Scheduled Withdrawal, in the form selected by the Participant in accordance with Section 6.5. If no such election was made under Section 6.5 for such annual deferral amount, such Scheduled Withdrawal shall be paid in a lump sum.

        7.2         HARDSHIP. In the event of an unforeseeable financial emergency, a Participant may make a written request to the Plan Administrator for a hardship withdrawal from his Account. For purposes of this Plan, an “unforeseeable financial emergency” is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as such term is defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The granting of a Participant’s request for a hardship withdrawal shall be left to the absolute discretion of the Plan Administrator and the Plan Administrator may deny such request even if an unforeseeable financial emergency clearly exists. A request for a hardship withdrawal must be made in writing at least 30 days in advance, on a form provided by the Plan Administrator, and must be expressed as a specific dollar amount. The amount of a hardship withdrawal may not exceed the lesser of the amount required to meet Participant’s unforeseeable financial emergency or Participant’s vested Account balance. A hardship withdrawal will not be permitted to the extent that the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, liquidation of the Participant’s assets to the extent that such liquidation would not itself cause a severe financial hardship, or by the cessation of Deferral Contributions.

        7.3         ACCELERATION OF BENEFITS. The Plan Administrator may accelerate the distribution of a Participant’s vested Account balance in order to (a) satisfy a domestic relations order; (b) pay employment taxes on amounts deferred under the Plan; (c) permit an automatic lump sum payment of not more than $10,000 upon the termination of a Participant’s entire interest in the Plan; or (d) any other permitted acceleration under Section 409A of the Code and the regulations thereof, including a Change of Control. A Participant may elect to receive an accelerated distribution by filing an election with the Plan Administrator on such forms as may be prescribed from time to time by the Plan Administrator. The accelerated distribution shall be paid as soon as reasonably possible following the filing of the election by the Participant. In the event an accelerated distribution is requested by a Participant to satisfy a domestic relations order, the Plan Administrator shall make payments to someone other than Participant, as directed by the qualified domestic relations order.

        7.4         CREDITING OF WITHDRAWALS. Withdrawals and other distributions shall be charged pro rata to the Funds in which the Account of the Participant is invested, pursuant to his designation under Sections 4.1 and 4.2 hereof.

ARTICLE VIII
ADMINISTRATION OF THE PLAN

        8.1         ADOPTION OF TRUST. The Company may enter into a Trust Agreement with the Trustee, to which the Company or any adopting Affiliate may, in its sole discretion, contribute cash or other property to provide for the payment of benefits under the Plan. The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust Agreement shall govern the rights of the Company, adopting Affiliates, Participants and the creditors of the Company and adopting Affiliates to the assets transferred to the Trust Fund. All obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust Agreement, and any such distribution shall reduce the obligations under the Plan.

        8.2         POWERS OF THE PLAN ADMINISTRATOR.

                (a)         The Plan Administrator shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The Plan Administrator shall determine, in its discretion, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.

                (b)         Except as is otherwise provided hereunder, the Plan Administrator shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator.

                (c)         The decision of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

                (d)         required to be filed by the Plan Administrator and shall distribute any forms, reports or statements to be distributed to Participants and others.

                (e)         The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall report to the Company regarding the investment and reinvestment of the Trust Fund not less frequently than annually.

        8.3         CREATION OF COMMITTEE. The Compensation Committee may appoint a separate committee to perform its duties as Plan Administrator by the adoption of appropriate Compensation Committee Board of Directors resolutions. The committee must consist of at least two (2) members, and they shall hold office during the pleasure of the Compensation Committee. The committee members shall serve without compensation but shall be reimbursed for all expenses by the Company. The committee shall conduct itself in accordance with the provisions of this Article VIII. The members of the committee may resign with 30 days notice in writing to the Company and may be removed immediately at any time by written notice from the Company.

        8.4         CHAIRMAN AND SECRETARY.         The committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the committee and who may be authorized to execute any document or documents on behalf of the committee. The secretary of the committee or his designee shall record all acts and determinations of the committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of this Plan or as may be required by law.

        8.5         APPOINTMENT OF AGENTS. The committee may appoint such other agents, who need not be members of the committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the committee may deem expedient or appropriate. The compensation of any agents who are not employees of the Company shall be fixed by the committee within any limitations set by the Board of Directors.

        8.6         MAJORITY VOTE AND EXECUTION OF INSTRUMENTS. In all matters, questions and decisions, the action of the committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the committee shall be executed by a majority of its members or by any member of the committee designated to act on its behalf.

        8.7          ALLOCATION OF RESPONSIBILITIES. The committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the committee.

        8.8         CONFLICT OF INTEREST. No member of the committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the committee.

        8.9         INDEMNITY. To the extent permitted by applicable state law, the Company shall indemnify and hold harmless the Plan Administrator, the committee and each member thereof, the Board of Directors, and any delegate of the committee or Plan Administrator who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising our of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

ARTICLE IX
ADOPTION OF PLAN BY AFFILIATES

        The adoption of this Plan by any Affiliate shall not be effective without the written consent of the Company. Any adoption shall be evidenced by certified copies of the resolution of the foregoing board of directors indicating the adoption. The resolution shall define the effective date for the purpose of the Plan as adopted by the corporation or Affiliate. Upon the adoption by any Affiliate, the term “Company” shall include such Affiliate.

ARTICLE X
CLAIM REVIEW PROCEDURE

        10.1         GENERAL. In the event that a Participant or Beneficiary is denied a claim for benefits under this Plan (the “claimant”), the Plan Administrator shall provide to the claimant written notice of the denial which shall set forth:

                 (a)                 the specific reason or reasons for the denial;

                (b)                 specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

                (c)                 a description of any additional material or information needed for the claimant to perfect the claim and an explanation of why the material or information is needed;

                (d)         a statement that the claimant may:

                         (1) request a review upon written application to the Plan Administrator;

                         (2) review pertinent Plan documents; and

                        (3) submit issues and comments in writing; and

                (e)         That any appeal the claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within sixty (60) days after receipt of the Plan Administrator’s notice of denial of benefits. The Plan Administrator’s notice must further advise the claimant that his failure to appeal the action to the Plan Administrator in writing within the sixty (60) day period will render the Plan Administrator’s determination final, binding, and conclusive.

        10.2         APPEALS.

                (a)         If the claimant should appeal to the Plan Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Plan Administrator shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within 60 days of the claimant’s written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day period infeasible, but in no event shall the Plan Administrator render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the date the extension period commences.

                (b)         If, upon appeal, the Plan Administrator shall grant the relief requested by the claimant, then, in addition, the Plan Administrator shall award to the claimant reasonable fees and expenses of counsel, or any other duly authorized representative of claimant, which shall be paid by the Company. The determination as to whether such fees and expenses are reasonable shall be made by the Company in its sole and absolute discretion and such determination shall be binding and conclusive on all parties.

        10.3         NOTICE OF DENIALS. The Plan Administrator’s notice of denial of benefits shall identify the address to which the claimant may forward his appeal.

ARTICLE XI
LIMITATION OF RIGHTS, CONSTRUCTION

        11.1         LIMITATION OF RIGHTS. Neither this Plan, any Trust Agreement, nor membership in the Plan shall give any employee or other person any right except to the extent that the right is specifically fixed under the terms of the Plan. The establishment of the Plan shall not be construed to give any individual a right to be continued in the service of the Company or as interfering with the right of the Company to terminate the service of any individual at any time.

        11.2         CONSTRUCTION.         The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Utah.

ARTICLE XII
LIMITATION ON ASSIGNMENT; PAYMENTS TO LEGALLY
INCOMPETENT DISTRIBUTEE

        12.1         ANTI-ALIENATION CLAUSE. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent as may be required by law.

        12.2         PERMITTED ARRANGEMENTS. Section 12.1 shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation). Additionally, Section 12.1 shall not preclude arrangements for the distribution of the benefits of a Participant or Beneficiary pursuant to the terms and provisions of a “domestic relations order” in accordance with such procedures as may be established from time to time by the Plan Administrator.

        12.3         PAYMENT TO MINOR OR INCOMPETENT. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Plan Administrator to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of the minor or incompetent if one has been appointed or to cause the same to be used for the benefit of the minor or incompetent.

ARTICLE XIII
AMENDMENT, MERGER, AND TERMINATION

        13.1         AMENDMENT. The Company shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan Administrator, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and any Trustee hereunder shall not be substantially increased without its written consent; and provided further that the amendment shall not reduce any Participant’s interest in the Plan, calculated as of the date on which the amendment is adopted. If the Plan is amended by the Company after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate. Any Affiliate or other corporation adopting this Plan hereby delegates the authority to amend the Plan to the Company. An Affiliate or other corporation that has adopted this Plan may terminate its future participation in the Plan at any time.

        13.2         MERGER OR CONSOLIDATION OF COMPANY. The Plan shall not be automatically terminated by the Company’s acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

        13.3         TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS. It is the expectation of the Company that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that to the extent permissible under Code Section 409A and related regulations and guidance, including but not limited to such guidance and regulations as may be issued after the effective date of this Plan, if there is a termination of the Plan with respect to all Participants, the Company shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such termination.

        13.4         LIMITATION OF COMPANY’S LIABILITY. The adoption of this Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any employee. A Participant, employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

ARTICLE XIV
GENERAL PROVISIONS

        14.1          STATUS OF PARTICIPANTS AS UNSECURED CREDITORS. All benefits under the Plan shall be the unsecured obligations of the Company as applicable, and, except for those assets which may be placed in any Trust Fund established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company or each Company, as applicable, for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        14.2         UNIFORM ADMINISTRATION. Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated.

        14.3         HEIRS AND SUCCESSORS. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

        To signify its adoption of this Plan document, the Company has caused this Plan document to be executed by a duly authorized officer of the Company on this 14th day December, 2005.

NU SKIN ENTERPRISES, INC.

By:     /s/ Mark Adams
Its:    Vice President

Signature Page for Nu Skin Enterprises, Inc. Deferred Compensation Plan

Schedule A

Nu Skin International, Inc. Deferred Compensation Plan (Adams, Mark)

Nu Skin International, Inc. Deferred Compensation Plan (Allen, Charles)

Deferred Compensation Plan (New Participant Form) (Averett, Claire)

Deferred Compensation Plan 2004b (Averett, Claire)

Nu Skin International, Inc. Deferred Compensation Plan (Bush, Lori)

Deferred Compensation Plan 2004b (Bush, Lori)

Nu Skin International, Inc. Deferred Compensation Plan (Cerqueira, Luiz)

Nu Skin International, Inc. Deferred Compensation Plan (Chang, Joseph)

Deferred Compensation Plan 2004b (Chang, Joseph)

Deferred Compensation Plan (New Participant Form) (Chard, Dan)

Nu Skin International, Inc. Deferred Compensation Plan (Conlee, Robert)

Nu Skin International, Inc. Deferred Compensation Plan (Dorny, Matt)

Deferred Compensation Plan (New Participant Form) (Durrant, Jodi)

Nu Skin International, Inc. Deferred Compensation Plan (Ford, Joe)

Nu Skin International, Inc. Deferred Compensation Plan (Fralick, John)

Nu Skin International, Inc. Deferred Compensation Plan (Frary, Jim)

Deferred Compensation Plan (New Participant Form) (Garrett, Gary)

Deferred Compensation Plan (New Participant Form) (Hartvigsen, Rich)

Deferred Compensation Plan 2004b (Hartvigsen, Rich)

Deferred Compensation Plan (New Participant Form) (Henderson, Sid)

Schedule A

Deferred Compensation Plan 2004b (Henderson, Sid)

Deferred Compensation Plan (New Participant Form) (Howe, Keith)

Nu Skin International, Inc. Deferred Compensation Plan (Hunt, Truman)

Deferred Compensation Plan (New Participant Form) (King, Richard)

Deferred Compensation Plan 2004b (King, Richard)

Deferred Compensation Plan (New Participant Form) (Lindley, Corey)

Nu Skin International, Inc. Deferred Compensation Plan (Lords, Brian)

Deferred Compensation Plan (New Participant Form) (MacFarlene, Larry V.)

Nu Skin International, Inc. Deferred Compensation Plan (Mangum, Bart)

Deferred Compensation Plan (New Participant Form) (Messick, Owen)

Deferred Compensation Plan (New Participant Form) (Morris, Brad)

Nu Skin International, Inc. Deferred Compensation Plan (Nielson, Chris)

Nu Skin International, Inc. Deferred Compensation Plan (Nelson, Brett)

Nu Skin International, Inc. Deferred Compensation Plan (Peterson, Jack)

Deferred Compensation Plan (New Participant Form) (Schultz, Tom)

Deferred Compensation Plan (New Participant Form) (Schwerdt, Scott)

Nu Skin International, Inc. Deferred Compensation Plan (Smidt, Carsten)

Deferred Compensation Plan (New Participant Form) (Smith, Michael)

Nu Skin International, Inc. Deferred Compensation Plan (Thibaudeau, Elizabeth)

Nu Skin International, Inc. Deferred Compensation Plan (Treharne, Alex)

Deferred Compensation Plan (New Participant Form) (Van Pelt, Dane)

Schedule A

Deferred Compensation Plan 2004b (Van Pelt, Dane)

Nu Skin International, Inc. Deferred Compensation Plan (Wayment, Brad)

Deferred Compensation Plan (New Participant Form) (Wolfert, Mark)

Nu Skin International, Inc. Deferred Compensation Plan (Wood, Ritch)

Nu Skin International, Inc. Deferred Compensation Plan (Young, Rob)

Schedule A